CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this registration statement of Key Link Assets Corp., on Post-effective amendment No. 1 to Form S-1/A to be filed with the commission on or about August 31, 2015 of our report dated April 10, 2015 relating to the financial statements of Key Link Assets Corp., which appears in such Registration Statement.  We also consent to the reference to us under the heading “Experts” in this registration statement.

/s/ LBB & Associates Ltd., LLP

Houston, Texas

August 31, 2015

10260 WESTHEIMER ROAD, SUITE 310 * HOUSTON, TEXAS 77042 * TEL: (713) 800-4343 * FAX: (713) 456-2408